Exhibit 99.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Contract”) is made and dated as of the date upon which the last of Purchaser and Seller has executed this Contract as set forth on the signature page of this Contract (the “Effective Date”), by and between Fyler Storage Properties, LLC, a Missouri limited liability company, as purchaser (“Purchaser”), and Allied Healthcare Products, Inc., a Delaware corporation, as seller (“Seller”).

RECITALS:

WHEREAS, Seller owns the real estate located at 1720 Sublette Avenue, St. Louis, Missouri 63110, in the City of St. Louis, State of Missouri, identified by St. Louis City Assessor Locator No. 40299027000, 40339060000, and 40339057000, and more particularly described on the attached Exhibit A (the “Land”), including the building and improvements thereon;

WHEREAS, the Land, the building and improvements on the Land, and the easements, access rights and other appurtenances to the Land (together, the “Property”), are to be leased by Purchaser to Seller (“Tenant”) pursuant to a certain Lease dated as of the Closing herein described (“Lease”);

WHEREAS, it is a condition of this Contract and Purchaser’s obligation to close that the Lease be executed in a form acceptable to the Purchaser and Seller consistent with the Closing herein contemplated;

WHEREAS, Purchaser is willing to buy and Seller is willing to sell the Property, on the terms and conditions herein set forth (the “Transaction”); provided that, notwithstanding any other provision herein, in no event shall the Property conveyed by Seller hereunder include any trade fixtures, moveable personal property, furniture, equipment or machinery, inventory, operating supplies, signs and/or other tangible personal property of any kind or nature located on the Property as of the date of Closing (defined below), whether or not attached to the Property, which shall at all times remain the sole property of Seller and/or Tenant;

NOW, THEREFORE, in consideration of the recitals (which recitals are hereby incorporated into, and shall constitute an integral part of, this Contract) and the mutual agreements of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, on and subject to the following terms and conditions:

1.            Purchase Price. The purchase price (the “Purchase Price”) to be paid to Seller for the sale of the Property to Purchaser shall be $8,300,000.00. The Purchase Price shall be paid by Purchaser, subject to adjustment as herein provided and subject to the other terms and conditions herein contained, as follows:

(a)            Within two (2) business days after the Effective Date, Purchaser shall deposit as earnest money with Old Republic Title, Attention: Lisa McCarthy (the “Title Company”), the sum of $100,000.00 (the “Deposit”). The Title Company, acting as more particularly described in this Contract, shall hold and deliver the Deposit to the party entitled to the same hereunder, without interest paid on the Deposit to either party. If the sale of the Property is closed hereunder, monies held as the Deposit shall be applied and paid over to Seller on the date of Closing on account of the Purchase Price payable under Section 1(b).

(b)            Purchaser shall, on the date of Closing, pay Seller the Purchase Price by wire transfer of immediately available federal funds, subject to credit for the Deposit paid pursuant to Section 1(a) and subject to adjustments and allocations of costs as set forth in Sections 11 and 12.

2.              Escrow Instructions; Title Company Actions.

(a)           Escrow Instructions. The Title Company is hereby employed by the parties to act as escrow agent in connection with the Transaction. This Contract shall be used as instructions to the Title Company, as escrow agent, which may provide its standard conditions of acceptance of escrow; provided, however, that in the event of any inconsistency between such standard conditions of acceptance and the terms of this Contract, the terms of this Contract shall prevail. The Title Company’s receipt of this Contract and the opening of an escrow pursuant to this Contract shall be deemed to constitute conclusive evidence of the Title Company’s agreement to be bound by the terms and conditions of this Contract pertaining to the Title Company.

(b)           Title Company Actions. At Closing, the Title Company is authorized to pay, from any funds held by it for each party’s respective credit and in accordance with the Settlement Statement (as hereinafter defined) executed by both parties, all amounts set forth on the Settlement Statement as necessary to procure the delivery of any documents and to pay, on behalf of Purchaser and Seller, all charges and obligations payable by them, respectively. Seller and Purchaser will pay all charges payable by them to the Title Company. The Title Company shall not cause the Transaction to close unless and until it has received written instructions from Seller and Purchaser to do so. The Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Seller and Purchaser or to interplead such documents and/or funds in an action brought in any such court. Deposit by the Title Company of such documents and funds, after deducting therefrom its reasonable expenses and attorneys’ fees incurred in connection with any such court action, shall relieve the Title Company of all further liability and responsibility for such documents and funds.

3.            AS IS SALE; RELEASE. The purchase of the Property to be conveyed, sold, transferred and/or assigned pursuant to this Contract shall be on an “AS IS” “WHERE IS” basis, “WITH ALL FAULTS,” without representation or warranty, express or implied, with regard to physical condition, including without limitation, any latent or patent defects, conditions of soils or groundwater, existence or nonexistence of Hazardous Substances, quality of construction, workmanship, merchantability or fitness for any particular purpose as to the physical measurements or useable space thereof, except for any representation or warranty made by Seller under Section 13 (subject to the limitations on survival set forth in said Section 13) and except for the limited warranties of Seller in the Deed (as hereinafter defined), and the obligations of Seller, if any, in the other instruments, certificates and documents delivered by Seller at Closing (collectively, the “Surviving Obligations”). Purchaser hereby acknowledges that Purchaser has inspected or will inspect the Property to Purchaser’s satisfaction and that Seller does not plan to conduct its own inspection and shall not be liable for any latent or patent defects in the Property. Purchaser acknowledges that, except as expressly set forth in this Contract, neither Seller nor any of Seller’s officers, directors, shareholders, trustees, partners, employees, members, managers and agents (each, a “Seller Party” and, collectively, the “Seller Parties”) has made any representation or warranty as to any of the following as of the Effective Date: (a) the physical or environmental condition (including surface and subsurface conditions), state of repair, income, expenses, operations of the Property and surrounding property; (b) the assignability, assumability, transferability or validity of any licenses, permits, government approvals, warranties or guaranties relating to the Property or the use and operation thereof; (c) the accuracy or completeness of any information provided by any Seller Party with respect to the Property; (d) compliance or noncompliance with local, state or federal statutes, ordinances, orders or regulations concerning the Property or the use thereof; (e) prior or current operations conducted on the Property; (f) the on-site and off-site improvements to and for the benefit of the Property; (g) the presence of Hazardous Substances on the Property; or (h) any matter or thing affecting or relating to the Property or this Contract not expressly stated in this Contract. Purchaser further acknowledges that, in entering into this Contract, Purchaser has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Contract, and without limiting the generality of the foregoing Seller shall not be liable or bound in any manner by any oral or written statement, agreement or information pertaining to the Property or this Contract furnished by any agent (including any broker), employee or contractor which is not specifically set forth in this Contract, in the Deed, or in any instrument, certificate and/or document delivered by Seller at Closing.

SUBJECT TO THE SURVIVING OBLIGATIONS, SUBSEQUENT TO THE CLOSING (I) THE SELLER PARTIES SHALL HAVE NO RESPONSIBILITY, LIABILITY OR OBLIGATION TO PURCHASER or ANY affiliates OF PURCHASER owned by or under common control with Purchaser UNDER THIS CONTRACT OR THE TRANSACTIONS CONTEMPLATED BY THIS CONTRACT OR OTHERWISE WITH RESPECT TO ANY CONDITIONS OR ANY OTHER MATTERS WHATSOEVER RELATING TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL CONDITIONS, AND (II) PURCHASER AGREES THAT THE SELLER PARTIES SHALL NOT BE LIABLE OR RESPONSIBLE TO PURCHASER or ANY SUCH affiliates OF PURCHASER UNDER THIS CONTRACT OR THE TRANSACTIONS CONTEMPLATED BY THIS CONTRACT OR OTHERWISE FOR ENVIRONMENTAL CONDITIONS THAT INCLUDE, WITHOUT LIMITATION, PAST DISPOSAL OF HAZARDOUS SUBSTANCES ON, IN OR UNDER THE PROPERTY, THE PRESENCE OF MAN-MADE OR NATURAL SUBSTANCES AND SUCH OTHER CONDITIONS AS MAY EXIST IN THE SOIL, SURFACE WATER OR GROUND WATER AS PERTAINS TO THE PROPERTY; PROVIDED, HOWEVER, THE PARTIES ACKNOWLEDGE AND AGREE THAT NOTHING IN THE FOREGOING PROVISIONS OF THIS PARAGRAPH SHALL OPERATE OR SHALL BE INTERPRETED (i) TO REQUIRE PURCHASER OR ANY SUCH AFFILIATES OF PURCHASER TO INDEMNIFY THE SELLER PARTIES OR WAIVE RIGHTS OF CONTRIBUTION AGAINST THE SELLER PARTIES IN CONNECTION WITH CLAIMS ASSERTED BY ANY GOVERNMENTAL ENTITY UNDER ENVIRONMENTAL LAWS OR (ii) TO RELEASE TENANT OR ANY PERSON CLAIMING BY, THROUGH OR UNDER TENANT FROM ANY MATTERS WHATSOEVER RELATING TO THE PROPERTY.

As used herein, the term “Hazardous Substances” means: those substances included within any of the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in CERCLA, RCRA, or the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., and in the regulations promulgated pursuant thereto; those substances listed in the United States Department of Transportation Hazardous Materials Table at 49 CFR 172.101 and amendments thereto, or by the U.S. Environmental Protection Agency as hazardous substances in 40 CFR Part 302 and amendments thereto; and all other substances, materials and wastes that are, or that become, regulated under, or that are classified as hazardous or toxic under, any Environmental Law. As used herein, the term “Environmental Law” means all federal, state, county, municipal, local and other statutes, laws, ordinances and regulations which relate to or deal with Hazardous Substances, human health or the environment, and amendments thereto. As used herein, the term “Person” means any natural person, firm, corporation, partnership, limited liability company, other entity, state, political subdivision of any state, the United States of America, any agency or instrumentality of the United States of America, any other public body or other organization or association.

Purchaser further acknowledges that Purchaser had the opportunity to consult with independent legal counsel of Purchaser’s selection, that Purchaser is granting the release set forth in this Section 3 of its own volition and after appropriate consultation with such counsel, and that the provisions of this Section 3 are a material part of this Contract.

The provisions of this Section 3 shall survive the Closing or termination of this Contract.

4.            INTENTIONALLY OMITTED.

5.            Closing. Provided that all conditions under Section 8 have been satisfied (or, as may be applicable, waived in writing), the purchase and sale of the Property hereunder shall close (the “Closing”) on June 21, 2022. The Closing shall take place through escrow at the Title Company. If the Closing does not occur by June 21, 2022, for reasons other than a default by either party, the Contract will be declared null and void, all earnest money returned to the Purchaser and neither party will have any further rights or remedies against the other.

6.            investigations.

(a)         Title Obligations; Permitted Encumbrances. Within five (5) business days of the Effective Date, Purchaser shall order an owner’s title insurance commitment (the “Preliminary Title Commitment”) with respect to the Property issued by the Title Company, for a 2006 form ALTA owner’s title insurance policy (the “Title Policy”). Upon receipt, Purchaser shall promptly cause a copy of the Preliminary Title Commitment and copies of the Schedule B-2 exceptions to be delivered to Seller. As used herein, the term “Permitted Encumbrances” shall mean and shall be limited to (i) the lien of general real estate taxes payable but not yet delinquent for the current (as of Closing) year, (i) the lien of special assessments, if any, but not yet delinquent, (ii) those recorded covenants, restrictions, easements and other matters of record (other than Monetary Seller Liens (as hereinafter defined) that Seller shall Cure (as hereinafter defined) at or prior to Closing in accordance with this subsection (a) of this Section 6), (iv) any physical conditions that would be visible upon or shown by an accurate survey or inspection of the Property, and (v) the Lease; provided, however, that notwithstanding anything in this Contract to the contrary, the Permitted Encumbrances shall not include (A) monetary liens or security interests placed against the Property by, on behalf of or with the consent of Seller (collectively, “Monetary Seller Liens”), including all mortgages, deeds to secure debt, deeds of trust, mechanic’s liens and other monetary liens or security agreements placed on the Property by Seller, on behalf of Seller or with the consent of Seller, or (B) tenancies or rights of parties in possession other than the tenancy and possessory rights of Tenant (the “Unpermitted Possessory Rights”); and Seller shall be obligated to pay off at or prior to Closing all Monetary Seller Liens. If, however, a lien securing a judgment or other monetary lien which is not a Monetary Seller Lien (each, an “Involuntary Lien” and, collectively, “Involuntary Liens”) shall be placed of record against the Property after the Effective Date, Purchaser may elect by written notice to Seller delivered on or prior to the date of Closing to (x) accept title to the Property subject to such Involuntary Lien and proceed with the Closing under this Contract, whereupon such Involuntary Lien will be added to the Permitted Encumbrances subject to which title to the Property shall be conveyed to Purchaser, (y) terminate this Contract, in which event the Deposit shall be returned to Purchaser and neither Purchaser nor Seller shall have any further duties or obligations under this Contract, except for the obligations and provisions which are expressly stated to survive termination of this Contract, or (z) extend the Closing beyond the date otherwise established under Section 5 to a date not later than ten (10) days after the originally scheduled Closing date (such extended Closing date to be selected by Purchaser and designated in writing by Purchaser), whereupon Seller shall use commercially reasonable efforts to Cure such Involuntary Lien as promptly as reasonably possible, and if Purchaser shall elect the option specified in preceding clause (z) but such Involuntary Lien or Involuntary Liens shall not have been Cured prior to such extended Closing date, then on or prior to such extended Closing date Purchaser shall have the options set forth in preceding clauses (x) and (y) with respect to such Involuntary Lien and with respect to Closing under, or termination of, this Contract. As used herein, the term “Cure” with respect to any Monetary Seller Lien, Involuntary Lien or Unpermitted Possessory Right shall mean that Seller shall either cause the Title Company to insure over said exception or cause the same to be released of record (in the event such matter shall be recorded in the applicable real property records) and cause the Title Company to remove the same as an exception to the Title Policy.

(b)          Inspection Period; Indemnity.

(i)            From the Effective Date and continuing until June 16, 2022 (the “Inspection Period”), during normal business hours or as otherwise reasonably approved by Seller, Purchaser and its employees, agents and contractors may perform such investigations, tests and inspections upon the Property, including an updated ALTA survey of the Property showing the legal description of the Land, showing the locations of the building and other improvements, identifying covenants, restrictions and easements by applicable recording data, showing building and lot lines, and including other features as determined by Purchaser (the “Survey”) and including an environmental assessment and review of the Property, as Purchaser deems appropriate, in its discretion (collectively, the “Inspections”); provided, however, that (A) Purchaser shall give Seller at least three (3) days’ prior notice thereof; (B) Seller and any representative of Seller shall have the right to be present during any Inspections; (C) Purchaser shall repair any damage to the Property as a result of or caused by the entry onto or inspection or testing of the Property by Purchaser or Purchaser’s employees, agents or contractors, and Purchaser shall restore the Property promptly to substantially its condition existing immediately prior to such entry, inspection and/or testing; (D) Purchaser shall not disturb the business operations of Tenant under the Lease; and (E)  prior to entering the Property, Purchaser shall provide Seller with evidence of insurance having a per occurrence limit of at least $1,000,000 and an aggregate limit of at least $2,000,000, naming Seller and Tenant as additional insureds with respect to all matters arising from or relating to the Inspections or this Contract, and which shall be primary and noncontributing with any other insurance available to Seller. Purchaser may not undertake any physically invasive test of any part of the Property or any Phase II environmental investigation without the prior written approval of Seller, which approval may be withheld by Seller in its sole discretion. If this Contract is canceled for any reason, (x) Purchaser shall promptly return or destroy (and provide written certification of such destruction to Seller) any Diligence Materials (as hereinafter defined) delivered to Purchaser, except that in the event this Contract is canceled by reason of an Event of Default of Seller, Purchaser shall not be obligated to return or destroy such Due Diligence Materials until final resolution of any claims made by Purchaser under Section 13 or Section 18(b), and (y) provided that no Event of Default of Seller shall have occurred, upon Seller’s request Purchaser agrees to deliver to Seller, at no cost to Seller, copies of such of the third-party diligence reports or studies which Purchaser may have elected to obtain.

(ii)            Purchaser shall indemnify, defend and hold harmless Seller and the other Seller Parties, as applicable, for, from and against any and all claims, demands, lawsuits, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, interest, penalties, interest, charges, fees, expenses, judgments, decrees, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, reasonable attorneys’ fees, court costs and costs incurred in the investigation, defense and settlement of claims) whether known or unknown, liquidated or contingent (collectively, the “Losses”) of any nature to the extent arising from or connected with the acts or omissions (where there is an affirmative duty to act) of Purchaser or Purchaser’s employees, agents or contractors in connection with the Inspections or any entry upon the Property. The provisions of this Section 6(b) shall survive Closing or the termination of this Contract.

(c)            Conditions to Purchaser’s Obligations. Purchaser’s obligations under this Contract shall be subject to the satisfaction of each of the following conditions (subject to the rights of Purchaser to waive, in writing, any one or more of such conditions) on or before the expiration of the Inspection Period:

(i)            Purchaser’s approval (as satisfactory to Purchaser, in its discretion) of the Preliminary Title Commitment or subsequently issued versions of the same, with such endorsements as Purchaser shall require (such approved commitment and endorsements, collectively, the “Title Commitment”).

(ii)            Purchaser’s approval (as satisfactory to Purchaser, in its discretion) of the Survey.

(iii)            Purchaser’s approval (as satisfactory to Purchaser, in its discretion) of the physical condition of the Property, the environmental condition of the Property (including an environmental Phase 1 report with respect to the Property from a consultant engaged by Purchaser), the flood plain status of the Property, the zoning, subdivision and the tax parcel status of the Property, utility capacity, access and availability at the Property, public and private development and use limitations relating to the Property, covenants and restrictions applicable to the Property, reciprocal easement agreements or declarations relating to the Property and any other matter affecting the Property which Purchaser deems suitable to consider.

(iv)          Purchaser’s approval (as satisfactory to Purchaser, in its discretion) of the Lease delivered to Purchaser pursuant to Section 7(a) and the Tenant financials delivered to Purchaser pursuant to Section 7(b).

On or before the expiration of the Inspection Period, Purchaser may notify Seller in writing whether or not the foregoing conditions in this Section 6(c) have been satisfied (or waived), and in such event Purchaser shall include with such notice a copy of the Title Commitment. Failure of Purchaser to give such notice by such date shall conclusively be deemed notification of failure of satisfaction of such conditions and shall result in the termination of this Contract, in which event the Deposit shall be returned to Purchaser and neither Purchaser nor Seller shall have any further duties or obligations under this Contract, except for the obligations and provisions which are expressly stated to survive termination of this Contract.

7.            Deliveries. On or before Closing, Seller shall furnish or make available to Purchaser, the following (collectively, the “Diligence Materials”): (a) the fully executed Lease; (b) financial statements for Tenant; and (c) the most recent tax bill for the Property.

8.            Closing Conditions.

(a)           Purchaser’s Closing Conditions. The obligations of Purchaser to close under this Contract shall be subject to the conditions that: (i) there shall have occurred no material adverse change (a “Material Change”) to the value or the marketability of the Property between the expiration of the Inspection Period and the date of Closing; (ii) as of the date of Closing, the Title Company will issue or have irrevocably committed to issue the Title Policy to Purchaser, in the amount of the Purchase Price, insuring fee simple title and interest in Purchaser in and to the Property, in conformity with the Title Commitment, with exception only for the Lease and the other Permitted Encumbrances, and (iii) Seller shall have delivered to the Title Company (or other appropriate Person) the items described in Section 10(a) in accordance therewith. By way of examples, a Material Change shall include (I) any defect in the title to the Property, (II) any material, adverse change in the physical condition of the Property, and/ or (III) any material, adverse change in the environmental condition of the Property.

If the foregoing conditions set forth in this Section 8(a) are not satisfied (or waived by Purchaser) on or prior to the date of Closing, Purchaser may, at its election, terminate this Contract by written notice delivered to Seller and to the Title Company, in which case, so long as Purchaser has not caused an Event of Default the Deposit shall be returned immediately to Purchaser and neither party shall have any further obligation or liability, except for the obligations and provisions which are expressly stated to survive termination of this Contract.

(b)            Seller’s Closing Conditions. The obligations of Seller to close under this Contract shall be subject to the conditions that (i) Purchaser shall have delivered to the Title Company (or other appropriate Person) the items described in Section 10(b) in accordance therewith; and (ii) Purchaser has fulfilled all of its obligations under this Contract.

(c)            Closing Escrow.   At the Closing of the sale of the purchase between Purchaser and Seller, Seller shall have escrowed from its proceeds with the Title Company responsible for Purchaser’s closing, pursuant to an escrow agreement in a form reasonably acceptable to the Title Company, Purchaser and Seller, $1,500,000 to pay for the build out of certain agreed upon work as more specifically set forth in the Lease (“Improvement Work”).  The Improvement Work shall be coordinated, designed, budgeted and organized by Seller as set forth in the Lease.

9.            Transfer and Possession; COVENANTS. At Closing, Seller shall convey to Purchaser marketable fee simple title to the Property free of liens and encumbrances other than the Permitted Encumbrances, and Seller shall transfer possession of the Property to Purchaser, free of tenancies, occupancies or possessory rights other than the Lease. Seller as Tenant shall deliver a fully executed and authorized Lease.

10.          Closing Documents. Purchaser and Seller agree to execute and deliver, or cause to be executed and delivered, to the Title Company, in escrow, the documents listed below for which each party is responsible no later than 10:00 a.m. (Central Time) on the date of Closing (except as otherwise expressly set forth in subsection (b) of this Section 10):

(a)            Seller shall execute and deliver, or cause to be executed and delivered, the following: (i) evidence of payment of monies owing with respect to Seller Monetary Liens; (ii) a Special Warranty Deed, substantially in the form attached hereto as Exhibit B, signed by Seller and properly acknowledged, providing for the conveyance to Purchaser of the Property subject only to the Permitted Encumbrances (the “Deed”), with the legal description of the Land to be per Seller’s record title and a quit claim deed with the legal description of the Land set forth on the Survey approved by Purchaser under Section 6(c)(ii) if such legal description shall be different from the legal description from Seller’s record title; (iii) the Lease, substantially in the form attached hereto as Exhibit C, signed by Seller as Tenant (the “Lease”); (iv) an affidavit signed by Seller affirming that Seller is not a foreign person under the Foreign Investment in Real Property Tax Act of 1980, as amended, which affidavit shall be in form prepared by the Title Company; (v) such affidavits, tax forms and the like from Seller as may be reasonably required by the Title Company, on or in forms customarily used by and reasonably satisfactory to Seller and the Title Company, in order to satisfy those requirements of the Title Company for deletion from the owner’s policy of title insurance issued pursuant to the Title Commitment of the standard exceptions in the Title Commitment for (A) mechanics’ and materialmens’ liens or claims, and (B) rights of parties in possession or occupancy (except for the Lease); (vi) such good standing certificates and evidence of corporate organization and due authority from Seller as may be reasonably required by the Title Company; (vii) a closing settlement statement prepared by the Title Company and acceptable to Seller reflecting the prorations, credits and adjustments contemplated by or specifically provided for in this Contract (the “Settlement Statement”); and (viii) such further documents, instruments and certificates as reasonably and customarily may be required by the Title Company and approved by Seller in order to fully and legally close this Transaction.

(b)          Purchaser shall execute and deliver the following: (i) a counterpart of the Lease, signed by Purchaser and properly acknowledged; (ii) such good standing certificates and evidence of corporate and limited liability organization and due authority from Purchaser as may be reasonably required by the Title Company; (iii) a counterpart of the Settlement Statement; and (iv) such further funds, documents, instruments and certificates as reasonably and customarily may be required by the Title Company in order to fully and legally close this Transaction. Purchaser shall also cause to be deposited with the Title Company the Purchase Price in accordance with Section 1(b), subject to the prorations, credits and adjustments contemplated by or specifically provided for in this Contract, on or before 1:00 p.m. (Central Time) on the date of Closing.

11.            Prorations. Rents and other charges paid or payable for the month of Closing shall be prorated as of the Closing. There shall also be reflected as charges against Seller the amount of the security deposit, or Rental Escrow, under the Lease. All prorations shall be made on the basis actual days of the month of which the Closing occurs and actual days elapsed. All prorations shall be final.

12.            Costs.

(a)            At (or prior to) Closing, (i) Seller shall pay any sums required to release all trust deeds, mortgages, UCCs, security interests and other liens, if any, with respect to title to the Property, which Seller has explicitly agreed in writing to remove or which Seller is required under Section 6(a) to remove, including costs of payment and discharge thereof and fees for recording releases; and (ii) Seller shall pay all commissions owing to Seller’s Broker (as hereinafter defined).

(b)            At (or prior to) Closing, (i) Purchaser shall pay the cost of issuance of the Title Commitment, and the costs and premiums for the Title Policy and any related endorsements; (ii) Purchaser shall pay all costs associated with surveys, reviews, assessments, studies, inspections, and other matters related to Purchaser’s diligence and investigations of the Property; and (iii) Purchaser shall pay the recording fees for the Deed.

(c)            Seller and Purchaser shall split, 50-50, the normal Closing costs imposed by the Title Company incidental to the Closing. Purchaser shall pay any and all escrow fees attributable to the Rental Escrow.

(d)            Purchaser shall pay to Title Company upon demand all title search and examination fees, abstract fees and escrow cancellation charges assessed by the Title Company (collectively, “Cancellation Fees”) if this Contract is terminated for any reason, except by reason of an Event of Default caused by Seller (in which case, such Cancellation Fees shall be paid by Seller).

Except as expressly provided in this Section 12 or as expressly provided elsewhere in this Contract, Purchaser and Seller shall pay their own respective costs, including their own respective attorneys’ fees, incidental to this Contract and the transactions contemplated hereby. The foregoing agreements with respect to the allocation of costs shall survive the Closing or the termination of this Contract.

13.            Seller Representations and Warranties. Seller represents and warrants that:

(a)            Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, and in good standing and qualified to do business under the laws of the State of Missouri. Seller has full power and is duly authorized to enter into this Contract, to execute and deliver the documents and instruments required of Seller herein, and to perform its obligations hereunder.

(b)            Upon execution by Seller, this Contract and the other documents and instruments delivered in accordance with this Contract to which Seller is a party shall constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, or by general equitable principles.

(c)            Seller is not currently identified on the list of specially designated nationals and blocked Persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any legal requirements, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States (the “OFAC List”), and is not a Person with whom a citizen of the United States is prohibited from engaging in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or executive order of the President of the United States. The OFAC List currently is accessible through the internet website www.treas.gov/ofac/t11sdn.pdf .

(d)            Except as may be disclosed in any of the Diligence Materials delivered by Seller under Section 7, to Seller’s knowledge (based on the knowledge of Joe Ondrus, President of Seller, without duty of investigation or inquiry), Seller has received no written notice of any Hazardous Substances which are on or beneath the surface of the Property or in the improvements comprising part of the Property in violation of any Environmental Law.

Seller affirms that the foregoing representations and warranties are each true and correct as of the date of this Contract and shall be true and correct (and shall be deemed restated by Seller) as of Closing; provided, however, that if and to the extent that after the Effective Date but prior to the date of Closing there shall occur a change in circumstances not caused by Seller resulting in any of the statements set forth in subsections (d) or (e) of this Section 13 becoming inaccurate, Seller shall immediately notify Purchaser of such change and the cause of such change in writing (and in any event prior to the date of Closing) and the relevant representation and warranty pertaining to such statement shall be deemed modified by such change, but in such event (A) Purchaser may, by written notice to Seller prior to Closing, elect to terminate this Contract, whereupon the Deposit shall be returned to Purchaser and neither party shall have any further liability or obligation hereunder, except for the obligations and provisions which are expressly stated to survive termination of this Contract, or (B) if Purchaser shall be given such written notice or shall otherwise obtain actual knowledge that any of Seller’s representations and warranties are untrue prior to the date of Closing and Purchaser elects not to terminate this Contract as permitted under preceding clause (A) then the parties shall proceed to Closing, each representation or warranty shall be deemed automatically amended to conform to the knowledge of Purchaser and Seller shall have no liability to Purchaser for such previously inaccurate representation or warranty. Seller’s liability, if any, with respect to the representations and warranties set forth in subsections (a), (b) and (c) of this Section 13, effective upon Closing, shall be merged into Closing and shall not otherwise survive Closing. Seller’s liability, if any, with respect to the representations and warranties set forth in subsections (d) and (e) of this Section 13 shall survive Closing only for a period of twenty four (24) months after the date of Closing, and Purchaser’s right to make a claim against Seller for a breach of any such representation or warranty (a “Claim”) shall expire twenty-four (24) months after the Closing and recordation of the Deed (the “Survival Date”) and, in any event may not be asserted as to any matter as to which Purchaser had knowledge prior to Closing. As to any Claim, Purchaser must: notify Seller of the existence of the Claim in question, which notification (the “Claim Notice”) shall contain a reasonable description of the nature of the Claim or the facts, circumstances, conditions or events then known to Purchaser which give rise to the Claim in question; and institute legal proceedings in a court of competent jurisdiction within sixty (60) days after the Survival Date. With respect to any Claim for which a Claim Notice is not delivered by Purchaser to Seller on or prior to the Survival Date or for which legal proceedings are not timely instituted as provided above, such Claim shall be deemed to have been waived by Purchaser and rendered null and void and of no further force or effect. All of the foregoing limitations shall survive Closing.

14.            PURCHASER REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants that:

(a)            Purchaser is duly organized and formed, validly existing and in good standing under the laws of its state of formation. Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Contract and all of the other documents and instruments delivered in accordance with this Contract and to carry out the Transaction. The Person who has executed this Contract on behalf of Purchaser has been duly authorized to do so.

(b)            Upon execution by Purchaser, this Contract and the other documents and instruments delivered in accordance with this Contract shall constitute the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, or by general equitable principles.

(c)            Purchaser is not currently identified on the OFAC List and is not a Person with whom a citizen of the United States is prohibited from engaging in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or executive order of the President of the United States.

Purchaser affirms that the foregoing representations and warranties of Purchaser are each true and correct as of the date of this Contract, shall be true and correct (and shall be deemed restated by Purchaser) as of Closing, and, effective upon Closing, shall be merged into Closing and shall not otherwise survive Closing.

15.            Casualty. In the event of “Material Damage” to all or any part of the Property prior to Closing, either Purchaser or Seller, at its option, exercisable by written notice to the other party, may terminate this Contract, whereupon neither party will have any further obligations hereunder and the Deposit shall be refunded to Purchaser (notwithstanding anything to the contrary in this Contract).If this Contract is not terminated, then Seller will assign to Purchaser all its interest in and to any insurance policies and proceeds thereof payable as a result of such damage or destruction or, if the insurer does not permit such policy and/or proceeds to be assigned to Purchaser, a credit for such amounts paid to Seller shall be credited to the Purchase Price. As used herein, the term “Material Damage” shall mean a casualty loss to the Property greater than $250,000.

16.            Condemnation. In the event of a “Material Taking” of all or any part of the Property prior to Closing, by eminent domain or condemnation, then either Seller or Purchaser, at its option, exercisable by written notice to the other party, terminate this Contract, whereupon neither party will have any further obligations hereunder and the Deposit shall be refunded to Purchaser (notwithstanding anything to the contrary in this Contract). If this Contract is not so terminated, Seller will assign to Purchaser all its interest in and to any award and proceeds thereof payable as a result of such taking. As used herein, the term “Material Taking” shall mean a condemnation, eminent domain proceeding, taking or conveyance in lieu of any of the foregoing which involves loss or damage to the Property greater than $250,000.

17.            Assignment. Seller shall not assign its rights and interests under this Contract. Purchaser shall not assign its rights and interests under this Contract except to an affiliated company or affiliated companies under common ownership and control with either or both of the parties comprising Purchaser, provided that in the event of any such assignment Purchaser shall give Seller written notice of such assignment together with a copy of the fully-executed instrument of assignment, Purchaser shall not be relieved of liability under, and shall remain primarily (i.e. jointly and severally) liable for, the covenants, agreements and obligations of Purchaser contained in or derived from this Contract, and the assignee(s) shall assume and agree to carry out any and all such covenants, agreements and obligations.

18.            default. (a)  Event of Default. Each of the following shall be deemed an event of default of a party to this Contract (each, an “Event of Default”):

(i)            if any representation or warranty of a party set forth in this Contract or any other document or instrument delivered in accordance with this Contract is false in any material respect or if a party renders any materially false statement; or

(ii)            if such party fails to timely perform any covenant, obligation or satisfy any condition required to be performed or satisfied by such party pursuant to this Contract.

(b)            Purchaser’s Remedies. In the event of any Event of Default by Seller on or before the date of Closing, then, Purchaser may elect, as its sole and exclusive remedy, to either (1) compel specific performance of this Contract, or (2) terminate this Contract by delivering written notice to Seller and the Title Company; and in the event Purchaser shall so elect to terminate this Contract, upon such termination the Deposit shall be immediately returned to Purchaser and otherwise Purchaser shall be entitled to recover from Seller only Purchaser’s reasonable and actual out-of-pocket costs incurred in connection with this Contract and the investigations undertaken on Purchaser’s behalf pursuant to this Contract (such recovery not to exceed $5,000), which costs shall be payable by Seller upon Purchaser’s written demand and which payment obligation of Seller shall survive such termination of this Contract. If Purchaser elects to seek specific performance such remedy must be elected by Purchaser, and a lawsuit filed by Purchaser, no later than thirty (30) days following the scheduled date of Closing, otherwise Purchaser shall be deemed to have elected the remedy set forth in subsection (2) of the preceding sentence.

(c)            Seller’s Remedies. In the event of any Event of Default by PURCHASER, Seller, as its sole and exclusive remedy, shall be entitled to receive the Deposit as liquidated damages (and not as a penalty) and to terminate this contract whereupon neither party shall have any further obligation or liability, except for the obligations and provisions which are expressly stated to survive termination of this contract. Nothing in this section 18(c) shall be deemed in any way to limit, affect or impair any of PURCHASER’s indemnities or obligations that EXPRESSLY survive the termination of this contract or TO limit or impair Seller from pursuing any remedies available to Seller at law or in equity FOR such indemniTIES or obligations of PURCHASER that EXPRESSLY survive the termination of this contract.

(d)           Waiver of Special Damages; Waiver of Right to Jury Trial.

(i)            THE PARTIES FURTHER WAIVE THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS CONTRACT AND/OR ANY DOCUMENT OR INSTRUMENT CONTEMPLATED HEREIN OR RELATED HERETO.

(ii)            THE PARTIES HERETO SHALL AND THEY HEREBY DO INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS CONTRACT AND/OR ANY CLAIM OR INJURY OR DAMAGE RELATED THERETO.

19.            Brokers. Seller has engaged the Hilliker Corporation (“Seller’s Broker”) relative to the offering and sale of the Property. Seller acknowledges that Purchaser has stated that Donald Jacobsmeyer and Fred W. Schmidt are principles in FYLER STORAGE PROPERTIES, LLLC and are licensed real estate brokers. Purchaser, Seller and the Seller’s broker acknowledge that these brokerage relationships were disclosed to the others and their respective agents. A real estate commission shall be paid at closing out of the Seller’s cash proceeds of the sale and shall be documented in a separate contract between the Hilliker Corporation and Seller. Seller agrees that Seller shall pay all commissions owing to Seller’s Broker at Closing, per separate written agreement between Seller’s Broker and Seller, and Seller represents and warrants that except for Seller’s Broker, Seller has not dealt with any broker, agent or finder in connection with the offering and sale of the Property that might give rise to a claim for commission against Purchaser or the Property. Purchaser represents and warrants that except for Seller’s Broker, Purchaser has not dealt with any broker, agent or finder in connection with the purchase of the Property that might give rise to a claim for commission against Seller or the Property. Each party hereby agrees to indemnify and hold harmless the other from and against any liability (including costs and reasonable attorneys’ fees) incurred by reason of any breach by the indemnifying party of the foregoing representations, warranties and agreements.

20.            Notices. All notices and other communications hereunder shall be deemed to have been duly given and received if the same shall be in writing and shall be delivered personally or sent by recognized national courier service (such as Federal Express), pre-paid and addressed as set forth below the signatures of the parties; provided, however, that the failure of either party to accept delivery shall cause the date of attempted delivery (as confirmed by the delivery service attempting the delivery) to be the date of receipt. Any party may change the address to which notices are to be directed by giving the other party notice in the manner so required. In addition, Purchaser and Seller each agree to use reasonable efforts to furnish courtesy copies of any notices or other communications given to the other party under this Contract to the courtesy copy recipient set forth below such other party’s signature, which courtesy copies shall be delivered by e-mail. The furnishing of such courtesy copies, however, shall not be a prerequisite to the effectiveness of any notices or other communications delivered to the other party under this Contract.

21.            CONFIDENTIALITY. Each party agrees that it is an essential economic element of this Contract that any proprietary non-public information related to the parties or their affiliates or the Property revealed, disclosed or discovered in connection with the Transaction and, during the Inspection Period, the terms of this Contract, remains strictly confidential. Therefore, except as otherwise expressly provided in this Section 21, the parties, their agents and Title Company hereby agree to strictly maintain the confidentiality of this Contract and its terms, and any such non-public proprietary information that may be revealed, disclosed or discovered during the course of the offers, counteroffers and other negotiations relating to this Contract and the purchase and sale of the Property or during the course of Purchaser’s investigation and reviews relating to the acquisition of the Property. The parties and Title Company agree that they shall not disclose any such non-public information nor suffer, permit, cause or allow, any of their respective representatives, employees and/or agents to disclose, whether intentionally, negligently or otherwise any such non-public information except (i) as may be required by law or valid legal process (reasonable notice of the receipt of which each party agrees to provide to the other party, so that the other party will have a reasonable opportunity to seek a protective order before disclosure pursuant to such legal process), (ii) as such disclosure to Purchaser's lenders, financial partners, investors, accountants, attorneys and consultants (collectively, “Purchaser Parties”) may be necessary in order for Purchaser to perform or complete its investigations or to consummate the purchase of the Property pursuant to this Contract, (iii) as such disclosures are required under the rules and regulations of the Securities and Exchange Act of 1934, as amended, by governmental regulators, or by public auditors, (iv) as such disclosures are related to information which now is or hereafter becomes known or available to the public (including, without limitation, any information filed with any governmental authority and known or available to the public) other than a result of a disclosure by Purchaser in breach of this Contract, (v) as such disclosures are with representatives of the applicable city or other governmental authority concerning the Property and any development thereof, or (vi) as such disclosures are related to enforcement of the provisions of this Contract. If any such non-public information is so disclosed to Purchaser Parties, then Purchaser agrees to notify any such Purchaser Parties that such information is confidential and may not be further disseminated without the consent of Seller. Further, Purchaser shall be responsible for, and shall indemnify Seller in connection with any claims, actions, damages, fees, costs and expenses (including reasonable attorneys' fees), relating to or arising from any breach by Purchaser or any Purchaser Parties of this Section 21. Purchaser hereby acknowledges that Seller will have to disclose the provisions of this Transaction as required by law.

If Closing does not occur and this Contract is terminated, then the foregoing provisions of this Section 21 shall survive such termination for a period of one (1) year. If Closing does occur, then notwithstanding anything in this Contract to the contrary, the foregoing provisions of this Section 21 shall no longer apply. Upon termination of the Contract except by reason of an Event of Default by Seller, upon written request of Seller, Purchaser and the Title Company shall promptly return to Seller or shall destroy all documents and other tangible materials representing the Diligence Materials and all copies thereof and provide written certification of such destruction to Seller.

22.            MISCELLANEOUS.

(a)            Reporting Requirements. The parties agree to comply with any and all reporting requirements applicable to the Transaction which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, and further agree upon request, to furnish the other party with evidence of such compliance.

(b)          Waiver and Amendment. No provision of this Contract shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. This Contract may only be amended by a written agreement executed by Seller and Purchaser.

(c)            Headings; Internal References. The headings of the various sections and exhibits of this Contract have been inserted for reference only and shall not to any extent have the effect of modifying the express terms and provisions of this Contract.

(d)            Construction Generally. This Contract is an agreement between parties who are experienced in sophisticated and complex matters similar to the Transaction, is entered into by both parties in reliance upon the economic and legal bargains contained herein, and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Seller and Purchaser were each given opportunity to consult with independent legal counsel of such party’s choice competent in advising with respect to the obligations and liabilities hereunder.

(e)          Further Assurances. Each of the parties agrees, whenever and as often as reasonably requested so to do by the other party or Title Company, to execute, acknowledge, and deliver, or cause to be executed, acknowledged, or delivered, any and all such further conveyances, assignments, confirmations, satisfactions, releases, instruments, or other documents as may be necessary, expedient or proper, in order to complete any and all conveyances, transfers, sales and assignments herein provided and to do any and all other acts and to execute, acknowledge and deliver any and all documents as so reasonably requested in order to carry out the intent and purpose of this Contract.

(f)         Attorneys’ Fees. In the event litigation arises in connection with any controversy, claim or dispute between the parties concerning this Contract, the prevailing party in such litigation shall be entitled to recover all of its reasonable attorneys’ fees and other costs in addition to any other relief to which it may be entitled.

(g)          Entire Agreement. This Contract and all other documents, certificates, instruments or agreements to be delivered hereunder and thereunder constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Seller and Purchaser with respect to the subject matter of this Contract. This Contract shall supersede any previous discussions, agreements, letters of intent, term sheets or commitment letters relating to the Transaction, and the terms and conditions of this Contract shall control notwithstanding that such terms are inconsistent with or vary from those set forth in any of the foregoing agreements.

(h)          Recording. This Contract shall not be recorded in any office of any governmental authority; however, the parties acknowledge that a Memorandum of Lease will be recorded.

(i)            Severability; Binding Effect; Governing Law. Each provision hereof shall be valid and shall be enforceable to the extent not prohibited by law. If any provision hereof or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Subject to the provisions of Section 17, all provisions contained in this Contract shall be binding upon, inure to the benefit of and be enforceable by the successors and assigns of each party hereto, including, without limitation, any United States trustee, any debtor-in-possession or any trustee appointed from a private panel, in each case to the same extent as if each successor and assign were named as a party hereto. This Contract shall be governed by, and construed with, the laws of the state in which the Property is located, without giving effect to any state’s conflict of laws principles.

(j)            Survival. All representations, warranties, agreements, obligations and indemnities of Seller and Purchaser expressly set forth in this Contract as surviving the Closing or termination of this Contract shall survive the Closing or termination of this Contract subject to the limitations, if any, as expressly stated herein with respect to survival, but all other representations, warranties, agreements, obligations and indemnities of Seller and Purchaser set forth in this Contract otherwise shall not survive Closing or termination, as applicable.

(k)            IRC Section 1031 Exchange of Property. The parties agree that a party may elect to complete an Internal Revenue Code 1031 tax-deferred exchange that will not affect the terms and conditions of this Contract; provided, however, that (i) the non-requesting party will cooperate with the requesting party to complete such exchange in a timely manner on the conditions that the non-requesting party shall not be obligated to pay, suffer or incur any additional expenses or liabilities as a result of cooperating in the requesting party’s exchange and the non-requesting party shall not be obligated to acquire any other real property in connection with such exchange; (ii) the non-requesting party shall not have any liability to the requesting party for failure of the exchange to qualify under the Internal Revenue Code and Treasury Regulations; (iii) any assignment(s) made by the requesting party in connection with such exchange shall not relieve the requesting party of its obligations under this Contract; (iv) the requesting party shall cause all documentation necessary or appropriate in connection with such exchange to be prepared and available for execution no later than the date of Closing; and (iv) the completion of one or more tax-deferred exchanges is not a condition to the performance by the requesting party of its obligations set forth in this Contract.

(l)            Timeliness. Time is of the essence with respect to each and every provision of this Contract.

(m)            Business Days. If any date for the occurrence of a delivery, a notification or an event under this Contract falls on a Saturday or Sunday or legal holiday in the State of Missouri, then the time for the occurrence of such delivery, notification or event shall be extended to the next succeeding business day.

(n)            Counterparts; Electronic Signature. This Contract may be executed in counterparts, each of which shall constitute an original. The parties may sign this Contract and notices given under this Contract by electronic signature copies, and any such copy shall be deemed to be an original and shall be fully binding on the signing party(ies).

(o)            Interpretation. Whenever terms “include” or “including” are used in this Contract, such terms shall be interpreted and shall read as “include without limitation” or “including without limitation” unless the context expressly requires an interpretation and reading limited to a specific reference or example.

(p)            Binding. This Contract shall be binding on and shall inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns.

[the remainder of this page is intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the Effective Date.

“PURCHASER”		“SELLER”

Fyler Storage Properties, LLC, a Missouri limited liability company,		Allied Healthcare Products, Inc., a Delaware corporation

By:	/s/ Donald W. Jacobsmeyer, Jr.	By:	/s/ Joseph F. Ondrus
	Donald W. Jacobsmeyer, Jr., Manager		Joe Ondrus,
President

		Date:	June 16, 2022

By:	/s/ Fred W. Schmidt	Address:	1720 Sublette Avenue
	Fred W. Schmidt, Manager		St. Louis, Missouri 63110

Date: June 16, 2022

Address:	447 Iris Lane
St. Louis, Missouri 63122

With a courtesy copy to:	With a courtesy copy to:

EJG Legal Consulting, LLC 5 Indian Creek Lane St. Louis, MO 63131 Attn: Edward J Griesedieck Email: Ed@EJGLegal.com	Greensfelder, Hemker & Gale, P.C. 10 S. Broadway, Suite 2000 St. Louis, MO 63102 Attn: Edward A. Chod Email: eac@greensfelder.com

TITLE COMPANY’S ACCEPTANCE

The foregoing fully executed Contract is accepted by the undersigned Title Company, serving as escrow agent hereunder, as of the 21st day of June, 2022. Title Company accepts the engagement to handle the escrow established by this Contract in accordance with the terms set forth in this Contract and acknowledges its receipt of the Deposit.

Old Republic Title

By:	/s/ Stephen A. Bolla

Name (Print):	Stephen A. Bolla

Title:	Vice President

EXHIBIT A

Legal description of Land

A tract of land being part of Blocks 1, 2, 5, 6 and 11 of Mount St. Louis in Blocks 4029 and 4033 of the City of St. Louis, Missouri, and including that part of Northrup Avenue, 50.00 feet wide, vacated per Ordinance No. 47198, League Avenue, 50.00 feet wide, vacated per Ordinance No. 47198 and Lilly Avenue, 50.00 feet wide, vacated per Ordinance No. 56033, No. 39950 and No. 54762 and all being more particularly described as follows:

Beginning at the intersection of the East line of Sublette Avenue, 50.00 feet wide, with the North line of Missouri Interstate Highway I-44 as established by deed recorded in Book 8501 page 576 of the City of St. Louis Records; thence along said East line, North 00 degrees 00 minutes 00 seconds East a distance of 579.75 feet to the Southwest corner of a tract of land conveyed to Kaminski as recorded in Deed Book M1061 page 179 of the City of St. Louis Records, said Southwest corner being distant South 196.40 feet from the South line of River Des Peres Drainage Works; thence along the South line of said property, North 72 degrees 20 minutes 17 seconds East a distance of 13.15 feet; thence continuing along said South line, South 89 degrees 57 minutes 17 seconds East a distance of 237.47 feet to the Southeast corner of said property; thence along the East line of said property, North 00 degrees 00 minutes 00 seconds East a distance of 75.80 feet; thence continuing along said line, North 72 degrees 20 minutes 17 seconds East a distance of 43.87 feet to the centerline of League Avenue, as vacated per City of St. Louis Ordinance No. 47198; thence along said centerline, North 00 degrees 00 minutes 00 seconds East a distance of 165.56 feet to a point in the South line of said River Des Peres Drainage Works, 150.00 feet wide; thence along said South line, North 77 degrees 59 minutes 29 seconds East, a distance of 543.11 feet; thence South 00 degrees 06 minutes 17 seconds West a distance of 238.69 feet to a point in the North line of Northrup Avenue, 50.00 feet wide; thence along said North line, South 89 degrees 45 minutes 31 seconds West a distance of 114.52 feet to the centerline of Lilly Avenue, as vacated per City of St. Louis Ordinance No. 56033; thence along said centerline, South 00 degrees 05 minutes 40 seconds West a distance of 621.58 feet to a point in said North line of Missouri Interstate Highway I-44; thence along said North line, South 82 degrees 42 minutes 31 seconds West a distance of 712.81 feet to the Point of Beginning, according to survey made by Massmann Surveying, Project No. 298242 dated July 29, 1998.

EXHIBIT B

Special Warranty Deed

Title of Document:	Special Warranty Deed

Date of Document:	June ______, 2022

Grantor:	Allied Healthcare Products, Inc., a Delaware corporation

Grantor Address:	1720 Sublette, St. Louis, Missouri 63110

Grantee:	FYLER STORAGE PROPERTIES, LLC, a Missouri limited liability company

Grantee(s) Address:	325 N. Kirkwood Rd, St. Louis, Missouri 63122

Legal Description:	See attached Exhibit A (page ___)

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

Edward J Griesedieck
5 Indian Creek Lane
St. Louis, Missouri 63131

SPECIAL WARRANTY DEED

For the consideration of Ten Dollars ($10.00) and other good and valuable considerations ALLIED HEALTHCARE PRODUCTS, INC. a Delaware corporation, with a street address of 1720 Sublette, St. Louis, Missouri 63110 (“Grantor”), Attn: Joseph F. Ondrus, does hereby BARGAIN, SELL and CONVEY to FYLER STORAGE PROPERTIES, LLC, a Missouri limited liability company, with a street address of 325 N. Kirkwood Rd St. Louis, MO 63122 (“Grantee”), the following described real property situated in the City of St. Louis, Missouri:

See legal description set forth in Exhibit A (on page 4) attached and incorporated by this reference (the “Property”).

TO HAVE AND TO HOLD THE SAME, unto Grantee and the successors and assigns of Grantee FOREVER, together with all rights and appurtenances to the same belonging, but specifically excluding any trade fixtures, moveable personal property, furniture, equipment or machinery, inventory, operating supplies, signs and/or other tangible personal property of any kind or nature located on the Property, whether or not attached to the Property, which shall at all times remain the sole property of Grantor.

SUBJECT TO all laws, ordinances, deed restrictions, easements, covenants, conditions, reservations, rights of way, zoning regulations and all other matters and encumbrances of record, and all matters that would be revealed by an accurate survey, and also subject to all utilities as the same may now be located, and to any and all general and special taxes payable in the current year or thereafter, and any special assessments payable or assessed in the current year or thereafter.

Grantor warrants the title to the Property and will defend such title against the lawful claims of all persons claiming by, through or under Grantor herein but none other, excepting however, the general taxes for the calendar year 2022 and thereafter, and special taxes becoming a lien during calendar year 2022 and thereafter.

Dated this ______ day of June, 2022.

GRANTOR:

Allied Healthcare Products, Inc. a Delaware corporation

By:
Joseph F. Ondrus
President

2

STATE OF MISSOURI)

                                       ) ss:

CITY OF ST. LOUIS     )

On this _____ day of June, 2022, before me, personally appeared Joseph F. Ondrus, as the President of Allied Healthcare Products, Inc. a Delaware corporation, on behalf of said company, who is personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to this instrument, and acknowledged to me that he executed it on behalf of Allied Healthcare Products, Inc. a Delaware corporation.

Notary Public

My Commission Expires: _____________

GRANTEE:

Fyler Storage Properties, LLC, a Missouri limited liability company

By:
_______________

STATE OF MISSOURI)

                                       ) ss:

CITY OF ST. LOUIS     )

On this _____ day of June, 2022, before me, personally appeared _________________, as the ____________ of Fyler Storage Properties, LLC, a Missouri limited liability company, on behalf of said company, who is personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to this instrument, and acknowledged to me that he executed it on behalf of Fyler Storage Properties, LLC, a Missouri limited liability company.

Notary Public

My Commission Expires:

3

Exhibit A to Special Warranty Deed

A tract of land being part of Blocks 1, 2, 5, 6 and 11 of Mount St. Louis in Blocks 4029 and 4033 of the City of St. Louis, Missouri, and including that part of Northrup Avenue, 50.00 feet wide, vacated per Ordinance No. 47198, League Avenue, 50.00 feet wide, vacated per Ordinance No. 47198 and Lilly Avenue, 50.00 feet wide, vacated per Ordinance No. 56033, No. 39950 and No. 54762 and all being more particularly described as follows:

Beginning at the intersection of the East line of Sublette Avenue, 50.00 feet wide, with the North line of Missouri Interstate Highway I-44 as established by deed recorded in Book 8501 page 576 of the City of St. Louis Records; thence along said East line, North 00 degrees 00 minutes 00 seconds East a distance of 579.75 feet to the Southwest corner of a tract of land conveyed to Kaminski as recorded in Deed Book M1061 page 179 of the City of St. Louis Records, said Southwest corner being distant South 196.40 feet from the South line of River Des Peres Drainage Works; thence along the South line of said property, North 72 degrees 20 minutes 17 seconds East a distance of 13.15 feet; thence continuing along said South line, South 89 degrees 57 minutes 17 seconds East a distance of 237.47 feet to the Southeast corner of said property; thence along the East line of said property, North 00 degrees 00 minutes 00 seconds East a distance of 75.80 feet; thence continuing along said line, North 72 degrees 20 minutes 17 seconds East a distance of 43.87 feet to the centerline of League Avenue, as vacated per City of St. Louis Ordinance No. 47198; thence along said centerline, North 00 degrees 00 minutes 00 seconds East a distance of 165.56 feet to a point in the South line of said River Des Peres Drainage Works, 150.00 feet wide; thence along said South line, North 77 degrees 59 minutes 29 seconds East, a distance of 543.11 feet; thence South 00 degrees 06 minutes 17 seconds West a distance of 238.69 feet to a point in the North line of Northrup Avenue, 50.00 feet wide; thence along said North line, South 89 degrees 45 minutes 31 seconds West a distance of 114.52 feet to the centerline of Lilly Avenue, as vacated per City of St. Louis Ordinance No. 56033; thence along said centerline, South 00 degrees 05 minutes 40 seconds West a distance of 621.58 feet to a point in said North line of Missouri Interstate Highway I-44; thence along said North line, South 82 degrees 42 minutes 31 seconds West a distance of 712.81 feet to the Point of Beginning, according to survey made by Massmann Surveying, Project No. 298242 dated July 29, 1998.

4

EXHIBIT C

LEASE

[See 10 page Commercial Lease attached hereto]